Exhibit 10.9

EDUARDO AVELLO CONCHA		Exhibit A

NOTARY PUBLIC

Orrego Lucio 0153 – Providencia

OT. No. 24.644.-

OD	DIGEST No. 19.600-2007	5c

Seal: Eduardo Avello Concha, Notary Public, Notary No. 27, Santiago, Initials

CONTRACT FOR THE OPTION TO PURCHASE MINING HOLDINGS

INGENIERIA DE PROYECTOS, DESARROLLO, ESTUDIOS Y SERVICIOS
H.I.T. LIMITADA AND OTHERS

TO

MINERA FARELLON LIMITADA

In Santiago de Chile, the seventh of December of two thousand and seven, before me, EDUARDO AVELLO CONCHA, Attorney, Titleholder of the Twenty-Seventh Notary of Santiago, with an office at Orrego Luco No. zero one hundred and fifty-three, Providencia, appeared: HERNAN ALCIDES IRIBARREN TORRES, Chilean, married, mining engineer, National I.D. No. four million three hundred and twenty thousand five hundred and one dash three, acting on his own behalf and, in addition, as the representative of INGENIERIA DE PROYECTOS, DESARROLLO, ESTUDIOS Y SERVICIOS H.I.T. LIMITADA (Project Engineering, Development, Studies and Services H.I.T. Limited), a company engaged in what is indicated in the company name, Sole Taxation List No. seventy-seven million two hundred and ninety-two thousand two hundred dash zero, both with the address Sucre two hundred and twenty, Office No. five hundred and ten, Commune of Antofagasta, hereafter jointly called “the Offering Party”; and KEVIN ROBERT MITCHELL, Canadian, married, separation of goods, miner, I.D.

Document for Foreigners No. fourteen million four hundred and ninety-eight thousand nine hundred and seventeen dash one. He is representing the company, MINERA FARELLON LIMITADA, a Chilean company engaged in what is indicated in the company name, Sole Taxation List No. seventy-six million eight hundred and fourteen thousand one hundred and seventy dash three, both with the address Prat one thousand and fifty-one, Office No. four, commune of Vallenar, hereafter known as “Minera Farellon”. The persons appearing are of legal age and verified their identity with the above-mentioned I.D. Documents and stated: That in virtue of this document, they have come to execute the following contract for the option to purchase mining holdings, in agreement with what is stipulated in Articles one hundred and sixty-nine and the others that are applicable of the Mining Code. FIRST ARTICLE: Individualization of the Holdings: A) Hernan Alcides Iribarren Torres, as the representative of Ingenieria de Proyectos, Desarrollo, Estudios y Servicios H.I.T. Limitada, hereafter and indistinctly called “H.I.T. LTDA.”, declares that the company that he is representing is the sole and exclusive owner of the following mining holdings: One) “CAMILA DOS, Uno al Veinte”, located in Quebrada Jilguero, Commune of Vallenar, Province of Huasco, Third Region of Atacama, the declaration of which is registered on Page No. one thousand nine hundred and twenty-one, No. one thousand five hundred and thirty-six of the Registry of Discoveries of the Conservator of Mines of Vallenar for the year two thousand and five; Two) “CAMILA TRES, Uno al Veinte”, located in Quebrada Jilguero, Commune of Vallenar, Province of Huasco, Third Region of Atacama, the declarations of which are registered on the back of Page No. two thousand five hundred and fifty-three, No. two thousand and forty-two of the Registry of Discoveries of the Conservator of Mines of Vallenar for the year two thousand and six; Three) “CAMILA CUATRO, Uno al Veinte”, located in Quebrada Jilguero, Commune of Vallenar, Province of Huasco, Third Region of Atacama, the declaration of which is registered on Page No. two thousand five hundred and fifty-two, No. two thousand and forty-one of the Registry of Discoveries of the Conservator of Mines of Vallenar for the year two thousand and six; B) Hernan Alcides Iribarren Torres declares, in turn, that he is the sale and exclusive owner of the mining holdings “CAMILA, Uno al Veinte”, located in the Sector of Quebrada El Jilguero, Commune of Vallenar, Province of Huasco, Third Region of Atacama, the measuring document of which is registered on Page No. thirteen, No. three, of the Property Registry of the Conservator of Mines of

Vallenar for the year two thousand. The mining holdings in the process of constitution indicated in Letter A, and the mining holdings detailed in Letter B of this article shall be called, hereafter and jointly, “Mining Holdings”. Included in this denomination shall also be the concessions for exploitation that could be constituted from the detailed declarations registered in Letter A referred to above. Once they are registered, the measurement document and the constitutive decision for the holdings that originate from the above-mentioned declarations, this option contract shall be noted in the margin of these registrations. SECOND ARTICLE: One. Option Offer: In virtue of this document, Hernan Alcides Iribarren Torres, for himself and as the representative for which he is appearing, grants to Minera Farellon the option to purchase and irrevocably offers to sell, cede and transfer to Minera Farellon the mining holdings detailed in the First Article of this document. Two. Price of the Purchase/Sale Offered: The price of the purchase/sale offered regarding each one of the mining concessions detailed in the article above, is the equivalence in pesos national currency to the amount of three hundred thousand dollars of the United States of America, which comes to a total price for the purchase/sale offered of one million and two hundred thousand dollars of the United States of America. Notwithstanding the above, in the case where the option to purchase the Mining Holdings is exercised before the term for the expiration of the purchase option indicated in No. Three below, the price of the purchase/sale offered shall increase in the amount of the price of the option that has not accrued interest and been paid, in agreement with what is stipulated in the Fifteenth Article. The mining holdings and the minerals that they contain shall be sold and transferred with all of their uses, rights, customs and easements, free from all encumbrances, prohibitions, resolutory conditions, embargos or pending litigation, as well as any other impediment whatsoever that could affect their free use, enjoyment and disposition; free from all superposition, and with their mining patents totally paid. The vendor or Offering Party is responsible for the Warranty of Title and Right of Possession according to the Law. Three. Option Term: The term of the option, within which Minera Farellon shall be able to freely accept or refuse the purchase/sale offer of the holdings, shall expire the seventh of December of two thousand and nine. Four: Option Price: The price of the option is the sum in pesos, national currency, equivalent to two hundred thousand dollars of the United States of America, which shall be paid under the terms that are indicated in the Fourth Article of this document. THIRD ARTICLE: Mr. Kevin Robert Mitchell, as the representative of Minera Farellon Limitada, accepts the stipulations of this contract for the company that he is representing under the terms of Article one hundred and sixty-nine and the others that are applicable of the Mining Code, in virtue of the fact that the Second Article grants Minera Farellon the power to accept or reject the offer made by the Offering Party. Therefore, Minera Farellon shall be able, at any time whatsoever counted from the date of this document and up to the expiration of the term indicated in No. Three of the Second Article of this document, to decide to accept the purchase/sale of the Mining Holdings under the terms indicated in this contract. FOURTH ARTICLE. One) Price of the Option to Purchase the Mining Holdings: The price of the option contract to purchase the Mining Holdings is the amount of two hundred thousand dollars of the United States of America, payable in pesos, national currency, in the following amounts and payment periods: /a/ the amount of fifty thousand dollars of the United States of America, which Minera Farellon shall pay on the seventh of June of two thousand and eight to Hernan Alcides Iribarren Torres, for himself and as the representative of H.I.T. LTDA., in the proportions of a fourth part for the first and three quarters for the second, which are the proportions into which all of the payments that are made in agreement with this document shall be distributed; /b/ the amount in pesos national currency equivalent to the sum of fifty thousand dollars of the United States of America, which shall be paid on the seventh of December of two thousand and eight; and /c/ the amount in pesos national currency equivalent to the sum of one hundred thousand dollars of the United States of America, which shall be paid on the seventh of June of two thousand and nine. Two) Form and Place of Payment of the Quotas: The quotas indicated in Letters /a/, /b/, and /c/ above shall be paid on their expiration date, through the delivery to the Notary that is authorizing this document, or to whoever substitutes, replaces him or carries out his duties, through a bank Sight Draft, payable to the order of Hernan Alcides Iribarren Torres, or to the individual that replaces him as the representative of H.I.T. LTDA, or to the common representative of the successors, continuers or transferees, for the corresponding amount. The Notary shall not deliver the above-mentioned Sight Draft unless the corresponding public document is signed as the receipt. The Notary rights that are generated because of these payments shall be paid by Minera Farellon. Three) Cessation of the obligation of future payments in the event of a withdrawal: If Minera Farellon withdraws from accepting the purchase/sale offer that this document refers to, before the expiration of any of the terms indicated in Letters /a/, /b/, and /c/ above, the obligation that Minera Farellon has to pay the remaining quotas of the option that have not accrued interest on the date of the withdrawal shall cease immediately, without prejudice to what is stipulated below in this document. FIFTH ARTICLE. Acceptance of the Offer: If Minera Farellon decides to accept the offer within the term agreed on to do so, the company shall state the desire to do so through a public document drawn up in this same Notary declaring that it wishes to accept the offer. With the same objective, Minera Farellon shall deliver to the Notary that authorizes this document, or to the individual that substitutes, replaces him or carries out his duties, a bank Sight Draft made out to the order of Hernan Alcides Iribarren Torres, or to the person that replaces him as the representative of H.I.T. LTDA., or the common representative of the successors, continuers or transferees for the amount in pesos national currency equivalent to two hundred thousand dollars of the United States of America, readjusted as necessary, according to what is agreed on in the Sixth Article below, the amount that corresponds to the Fixed Part of the price for the purchase/sale. According to what is indicated in the Second Article No. Two of this document, this amount shall increase in the amount of the quotas of the price for the option that could still be unpaid, in the event that Minera Farellon accepts the offer of the sale and exercises the option to purchase the Mining Holdings prior to the dates indicated in Letters /a/, /b/, and /c/ of the Fourth Article. The Notary shall not deliver the above-mentioned Sight Draft unless the corresponding public document is signed as the receipt. Minera Farellon shall pay the Notary fees that are generated because of this payment. The corresponding Conservator of Mines, with the copy of this document before him, verifying the delivery of the above-mentioned Sight Draft to the appropriate Notary, and a copy of the document regarding the acceptance that Minera Farellon is granting, shall register the Mining Holding indicated in the acceptance document in the name of Minera Farellon Limitada. All of this is in virtue of what is stipulated in the final section of Article one hundred and sixty-nine of the Mining Code according to which, for a contract for the option to purchase the rights especially regulated by said

Code, it shall be sufficient to have the sole acceptance of the irrevocable offer for the purchase/sale offered to be perfected, with the sole requirement being that the offer as well as the acceptance are verified in a public document. SIXTH ARTICLE. Payment of Purchase/Sale Price: The price of the purchase/sale of the Mining Holdings is the amount of one million and two hundred thousand dollars of the United States of America, which shall be paid readjusted in the same proportion that the Consumer Prices Index of the United States of America has varied, taking as a basis the index appearing in the publication of the same immediately prior to the date of this document and comparing it with the index appearing in the publication immediately prior to the date of the corresponding payment. If the index is not available, the method that shall be applied is the method of the calculation of the variation of the internal prices of the United States of America that in the corresponding opportunity is employed in Chile and is more favourable to the creditor. The price of the purchase/sale is made up of the part that is called the “Fixed Part”, and the other part that is called the “Varied Part”: /a/ Fixed Part: The fixed Part of the purchase/sale is the sum in pesos equivalent to two hundred thousand dollars of the United States of America, which Mineral Farellon shall pay at the moment of the exercising of the option to purchase, with the corresponding readjustment, in the manner expressed in the Fifth Article of this document; and /b/ Varied Part: The Varied Part of the purchase/sale price is the amount in pesos equivalent to the sum of one million United States Dollars that shall be paid, duly readjusted, once Minera Farellon initiates the exploitation of any of the Mining Holdings whatsoever, through monthly payments until the amount of the one million dollars duly readjusted is paid, from the royalties – hereafter the “Royalties” – of six percent of the value corresponding to the net sale of minerals that are extracted from the Mining Holdings and are paid by the National Mining Company, hereafter and indistinctly called “Enami” or by any other purchaser whatsoever. Nevertheless, in the event that the term of four year counted from the date of this option contract transpires, whether the exploitation on the mining holdings purchased has begun or not, and the total amount of the Varied Part of the price of the purchase/sale has not been paid, any unpaid amount of the total amount shall be payable immediately. As of that moment, the term shall be considered to have expired and interest shall be accrued in favour of the creditors, or those that represent those rights. The interest that shall be paid is the maximum interest for credit obligations in foreign currency that the law allows, to be stipulated to the date on which the indicated four-year period ends. This interest shall run from the date indicated on the entire unpaid amount, up to the date of the total payment. The payment and liquidation of the Royalties shall be effected monthly within the ten days following the date on which Enami or another purchaser has made the respective payment. For this purpose, Minera Farellon shall prepare the report regarding the monthly payment of the Royalties including sufficient information to determine the amount, including the calculation of the readjustment at the applicable rate, which shall be delivered to Hernan Alcides Iribarren Torres, or to the individual that replaces him as the representative of H.I.T. LTDA., or to the common representative for their successors, continuers or transferees, jointly, with the amount corresponding to the Royalty. If there are no observations regarding the payment within the ten working days following the delivery by Minera Farellon, it shall be understood that final and total approval is being granted for said liquidation and the corresponding payment. Included in the sufficient information that shall have to be provided by Minera Farellon, shall be the invoices for the sale to Enami or another purchaser, together with the respective shipping logs, and a legalized copy from the source employed for the calculation of the readjustment applied to the quota for the balance of the price. In the case where there are observations regarding said documents, upon a request from the interested parties, Minera Farellon shall have to authorize them to have access to the information regarding the same. At any time whatsoever before the four years transpire from the date of this document, and while the payments have not been completed for the amount indicated in Letter /b/ of this clause, Minera Farellon shall be able to terminate the obligation of the payment of Royalties indicated above, paying Hernan Alcides Iribarren Torres, or to the common representative for their successors, continuers or transferees, the difference that exists between the amount effectively paid to that date on account for the Royalties and what remains to be paid to complete the payment of one million dollars of the United States of America, indicated in Letter /b/ of this article along with the corresponding readjustment. SEVENTH ARTICLE. Irrevocability: This contract shall have the nature of a contract for the option to purchase mining holdings indicated in Article one hundred and sixty-nine of the Mining Code. It is irrevocable and the Offering Parties shall not be able to reconsider nor withdraw their offer. Therefore, it shall be sufficient to have the sole acceptance of MINERA FARELLON LIMITADA, at any time whatsoever, of the irrevocable offer that is prepared in this legal action, for the purchase/sale to be perfected. Nevertheless, if the term of effectiveness of the option has expired, and Minera Farellon has not accepted the offer of the sale of the Mining Holdings that is referred to in this document, it shall be understood that Minera Farellon has decided not to exercise the option that is granted in this document. If any of the quotas of the price of the option are not paid within the terms indicated in the Fourth Article of this document, it shall be understood that Minera Farellon is withdrawing from the option, without any unpaid amount of the quota being payable. If any of the events stated above occur, the Offering Party shall be able to request the cancellation of the registrations that may have been made in virtue of this contract. EIGHTH ARTICLE. Authorizations: Hernan Alcides Iribarren Torres, for himself or as the representative of H.I.T., LTDA. irrevocably authorizes Minera Farellon, while the term for exercising the option that is granted herein is pending, to be able to carry out on the Mining Holdings detailed in this document, at their own exclusive cost and risk, the explorations, examinations and prospecting that it wishes to carry out and are legally forthcoming, being able to carry out all of the works and projects with the express declaration that Minera Farellon shall be able to exercise all of the active easements that benefit said holdings, with the Offering Party obligated to apply for them, to be paid by Minera Farellon, if requested by the company because they are deemed to be necessary. Minera Farrellon shall be exclusively responsible for the mining works of exploration that it carries out on the holdings, as well as the effects that are forthcoming from said works, duly fulfilling all of the legal dispositions that are applicable in this regard, and expressly prohibited from initiating the exploitation of the Mining Holdings. NINTH ARTICLE. No Restitution: If Minera Farellon decides not to accept the offer that is being made regarding the sale of the Mining Holdings, the obligation regarding the payment of any type whatsoever according to what is indicated in the final part of the Fourth Article shall cease immediately, but Hernan Iribarren Torres and H.I.T. LTDA. Or its successors, continuers or transferees, when applicable, shall not have the obligation of returning the payments corresponding to the price of the option that may have already been received. These shall be retained as the sole and exclusive indemnity for damages of any type whatsoever, in kind or in amount, that could have been caused by the fact of having been impeded from exploring and exploiting, as well as from negotiating these holdings with third parties during the life of the option, or caused by the decision of Minera Farellon not to accept the offer or derived from any other causes or reasons whatsoever related to the contract contained in this document. TENTH ARTICLE. Withdrawal: At any time whatsoever, Minera Farellon shall be able to make a declaration through a public document, which shall have to be granted in this same Notary Office, which shall be noted in the margin of the original version of this document, expressing the decision not to accept the offer that is being made in this document and, from the date of this marginal notation, all of the obligations contracted in virtue of this document shall cease for Minera Farellon, of any type whatsoever, particularly the obligations regarding making the payments that are referred to in the Fourth Article of this document. In the case of a withdrawal, Minera Farellon shall respective provide for Hernan Alcides Iribarren Torres and H.I.T. LTDA., their successors, continuers or transferees or their own representatives with sufficient powers, without any cost whatsoever, all of the information that may have been obtained from the exploration that may have been made on the Mining Holdings. This information shall include the reports that contain the complete or partial results from the studies – if any were done – geological, geochemical, metallurgical, and hydrological, exploration reports, geophysical plans and reports and all of the interpretive information obtained from the works of exploration and exploitation carried out. None of what is indicated in this article may be interpreted as Minera Farellon having the obligations to carry out studies or write reports, whatever the nature of these may be. ELEVENTH ARTICLE. Maintenance of Holdings: Hernan Alcides Iribarren Torres and H.I.T., Ingenieria Ltda. shall have to adopt, at their own exclusive cost, all of the judicial and extra-judicial measures that may be necessary to duly keep in effect the rights emanating from the Mining Holdings detailed in Letters A and B of the First Article of this document and to defend these rights and minerals that the holdings contain from any pretensions of third parties whatsoever. H.I.T. Ingenieria Ltda. shall, in addition, have to continue to process the judicial files for the constitution of the holdings in Letter A of the First Article, until they are duly constituted. Without prejudice to what is stipulated above, Minera Farellon Limitada shall respectively reimburse Hernan Alcides Iribarren Torres and H.I.T. Ingenieria Ltda. for all of the amounts paid for the concept of the payment of mining patents that support the holdings and mining rights object of this option, which were duly incurred during the life of the option. TWELFTH ARTICLE. Prohibitions, Restrictions and Suspension of Terms: One: The Offering Party promises to not sell, encumber, transfer, promise to sell, mortgage, grant an option or execute documents or contracts of any type whatsoever regarding the Mining Holdings that are referred to in this document, regarding the mining rights that originate from them or regarding the minerals that they contain, while the term for Minera Farellon to exercise the respective option is in effect. If in spite of the above prohibitions, any other document is executed or any contract whatsoever is executed that limits or affects, or could limit or affect the holding, possession or ownership of the Mining Holdings or the minerals that they contain, the document or contract shall be resolved ipso facto once Minera Farellon accepts the irrevocable offer that is being made in this document. All of this is in agreement with Article one hundred and sixty-nine of the Mining Code, without prejudice to the other rights that emanate from this contract and the law for Minera Farellon. Two: The Offering Party promises to maintain strict confidentiality regarding all of the information, technical data that could be used in the exploration and know-how during the life of the option contained in this document, as well as all of the other information related to the works that Minera Farellon or its contractors develop on the Mining Holdings. This obligation regarding confidentiality shall subsist with respect to the mining concessions that Minera Farellon acquires through the exercising of the option to purchase. Three: Without prejudice to what is stipulated in No. One of this Article, the Offering Party promises, during the life of the option that is indicated in this document, to not present new petitions or manifestations, or constitute new concessions for exploration and/or exploitation in the are made up of the Mining Holdings detailed in the First Article of this document, without prior written consent from Minera Farellon. Four: Hernan Alcides Iribarren Torres and H.I.T. LTDA. shall not be able to totally or partially cede or transfer the rights and authorizations that are indicated in this contract, without prior written consent from Minera Farellon. Five: Minera Farellon shall, at any time whatsoever with a written consent from the Hernan Alcides Iribarren Torres and/or H.I.T. LTDA., sell, cede, transfer or in any other way whatsoever exercise of all or part of the rights in this contract, if and when the purchaser or the transferee declares in the contract that serves as the title for the acquisition that it will exactly fulfill each and every one of the obligations that Minera Farellon has contracted in this document, under the same terms, as if this contract had been executed by said transferee, promising to impose equal obligations on any later transferee whatsoever. Six: The parties agree that in the event that due to any reason outside of their control, including an Act of God contemplated in the forty-fifth Article of the Civil Code, Minera Farellon is impeded from carrying out the works of exploration, examination and prospecting on the Mining Holdings, the term indicated in the Second Article, No. Three and the Fourth Article, and the respective obligations, shall be suspended while the impediment lasts. The above-mentioned term shall be extended for all of the days in which they were suspended. For the purpose of the calculation of the suspension and later extension of the terms, in the event that, due to any reason outside of their control, including the above-mentioned Act of God, Minera Farellon is impeded from carrying out any of the work indicated above, the company shall have to report said circumstances in writing to the Offering Party, through a Notary Public, at the address indicated in the appearance, no later than within forty-eight hours following the manifestation of the impediment. Without prejudice to the above, the parties promise to make their best efforts to quickly overcome the impediments that occur, which limit or disturb the work that Minera Farellon pretends to carry out on the Mining Holdings. No later than within the forty-eight hours after the day on which Minera Farellon starts to work once again, the company shall send a written report to the Offering Party reporting this, in the manner and to the address indicated above, with the understanding that the suspension was in effect from the day of the manifestation of the impediment up to the day on which Minera Farellon started to work once again, duly extending the terms indicated for all of the days that transpired between the manifestation of the impediment and the date on which the work was begun once again. THIRTEENTH ARTICLE. Rate of Exchange: The amounts of money in this document that are expressed in dollars of the United States of America shall be paid in pesos, national currency, at the rate of exchange called the “observed dollar” published by the Central Bank of Chile in the Official Gazette, according to No. six of the First Chapter of the Compendium of Norms for

International Rates of Exchange. FOURTEENTH ARTICLE. Address: For all legal purposes, the parties establish their address in the city and commune of Santiago. FIFTEENTH ARTICLE. Expenses: Minera Farellon shall pay the expenses for the Notary, Conservator and others, and the taxes that are originated because of the granting of this option contract, and for the documents that must be granted due to or because of the fulfillment of the obligations that are derived from the same. SIXTEENTH ARTICLE. Arbitration: Any difficulties whatsoever that arise between the parties, related to the interpretation, application, fulfillment, validity, period of effectiveness, termination, resolution, scope, efficiency or holes in this option contract and the one for the proposed purchase/sale shall be resolved through mixed arbitration, in agreement with the norms of the Regulation for the Arbitration Centre of the Chamber of Commerce of Santiago, A.G., which the contracting parties declare that they know and accept. The parties grant an irrevocable Power of Attorney to the Chamber of Commerce of Santiago A.G. so that, upon a written request from any of them, they may designate an arbitrator from those that are part of the arbitration body of the Arbitration Centre of the Chamber of Commerce. No recourse whatsoever shall be able to be brought against the resolution of the arbitration, therefore, the parties expressly renounce them, except for the recourse of making a complaint. The arbitrator shall be especially empowered to resolve all matters related to their competence and/or jurisdiction. SEVENTEENTH ARTICLE. Power of Attorney: The holder of an authorized copy of this document is empowered to require the registrations, inscriptions and notations that are pertinent in the respective Conservator. EIGHTEENTH ARTICLE. Special Power of Attorney: The vendor and the purchaser grant a Special Power of Attorney to the attorneys Enrique Benitez Urrutia and Gonzalo Nieto Valdes, both with the address Avenida Isidora Goyenechea three thousand two hundred and fifty, ninth floor, Las Condes, Santiago, so that either one of them may grant all of the complementary documents that may be necessary in order to rectify any error or omission whatsoever existing in the clauses related to the correct individualization of the Mining Holdings object of this contract, registration of control, method for acquisition, etc., with the sole purpose that the Conservator of Real Estate may make the registrations and annotations that may be forthcoming. The holder of the Power of Attorney is especially empowered to sign all types of applications, declarations, rough drafts, public and private documents that may be necessary for the fulfillment of the commitment. The authorization for Kevin Robert Mitchell to represent Minera Farellon Limitada is verified in the public document for the constitution of said company, dated the twenty-second of February of two thousand and seven, granted before the same Notary. The authorization for Hernan Alcides Iribarren Torres to represent the company, Ingenieria de Proyectos, Desarrollo, Estudios y Servicios H.I.T. Limitada, is verified in the Seventh Clause of the Public Document for the constitution of said company, dated the twentieth of March of the year two thousand, granted before the Notary of Antofagasta, Maria Soledad Santos Muñoz. The authorization document mentioned above is not inserted because the parties and the Notary that is authorizing know the document. As verification, after being read, the persons appearing signed. A copy is given. I Swear. Initials.

One Notary Seal and Signature on the front of each page. Eduardo Avello Concha, Notary Public, Notary No. 27, Santiago.

Signature
HERNAN ALCIDES IRIBARREN TORRES
For Ingenieria de Proyectos, Desarrollo, Estudios y Servicios H.I.T. Limitada.
I.D. No. 77.292.200-0	Fingerprint

Signature
HERNAN ALCIDES IRIBARREN TORRES
I.D. No. 4.320.501-3	Fingerprint

Signature
KEVIN ROBERT MITCHELL
Citizenship I.D. No. 14.498.917-1
Signing for: MINERA FARELLON LIMITADA
I.D. No. 76.814.170-3	Fingerprint

In the right margin: Document granted based on the Minutes drawn up by the attorney, Alejandra Perez Rossi.

Square Stamp: Digest No. 19600-2007

RICARDO OLIVARES PIZARRO
CONSERVATOR OF MINES
VALLENAR

THIS CONSERVATOR OF MINES CERTIFIES THAT ON THIS DATE, ON PAGE No. 6, No. 2, OF THE REGISTRY OF MORTGAGES AND ENCUMBRANCES FOR THE YEAR 2008, A CONTRACT WAS REGISTERED FOR THE OPTION TO BUY MINING HOLDINGS GRANTED BY INGENIERIA DE PROYECTOS, DESARROLLO, ESTUDIOS Y SERVICIOS H.I.T. LIMITADA AND OTHERS TO MINERA FARELLON LIMITADA, AND ON PAGE No. 1, No. 1, OF THE REGISTRY OF PROHIBITIONS AND INTERDICTIONS FOR THE YEAR 2008, A PROHIBITION WAS REGISTERED IN FAVOUR OF MINERA FARELLON LIMITADA REGARDING THE FOLLOWING MINING HOLDINGS CALLED: 1) “CAMILA DOS, Uno al Veinte”; 2) “CAMILA TRES, Uno al Veinte”; 3) “CAMILA CUATRO, Uno al Veinte”, and 4) “CAMILA, UNO AL VEINTE”. IN ADDITION, A NOTATION WAS MADE IN THE MARGIN REGARDING THE FOLLOWING REGISTRATIONS: A) PAGE No. 1921, No. 1536 OF THE REGISTRY OF DISCOVERIES FOR THE YEAR 2005; B) PAGE No. 2553 BACK, No. 2042 OF THE REGISTRY OF DISCOVERIES FOR THE YEAR 2006; C) PAGE No. 2552, No. 2041, OF THE REGISTRY OF DISCOVERIES FOR THE YEAR 2006, AND D) PAGE No. 13, No. 03, OF THE PROPERTY REGISTRY FOR THE YEAR 2000, ALL OF THESE OF THE CONSERVATOR OF MINES.
VALLENAR, THE 7th OF FEBRUARY OF 2008.

Signature

Seal: Ricardo Olivares Pizarro, Notary and Conservator of Commerce and Mines, Vallenar

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